Exhibit 99.13
Execution Version
AMENDED AND RESTATED
INTERCREDITOR AGREEMENT
          This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 1, 2007 and effective as of the Effective Date (as defined below) is made by and between SILVER POINT FINANCE, LLC, a Delaware limited liability company, as the co-agent, syndication agent, and documentation agent under and pursuant to the First Lien Credit Agreement (as hereinafter defined) (in such capacity, and as further defined in Section 1, below, the “First Lien Co-Agent”), and WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent and collateral agent under and pursuant to the First Lien Credit Agreement (in such capacity, and as further defined in Section 1, below, the “First Lien Agent”), HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., an exempted company incorporated with limited liability in the Cayman Islands, as agent under and pursuant to the New Second Lien Credit Agreement (as hereinafter defined) (in such capacity, and as further defined in Section 1, below, the “New Second Lien Agent”) and THE BANK OF NEW YORK, a national banking association, as agent under and pursuant to the Existing Second Lien Credit Agreement (as hereinafter defined) (in such capacity, and as further defined in Section 1, below, the “Existing Second Lien Agent”), and is acknowledged by Salton, Inc., a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages of the First Lien Credit Agreement or otherwise made a party thereto, as Borrowers (collectively with Parent, the “Borrowers”) and each of Parent’s Subsidiaries identified on the signature pages of the First Lien Credit Agreement, or otherwise made a party thereto, as Guarantors (collectively, the “Guarantors”).
RECITALS
          A. Parent, the Borrowers, the Guarantors, the First Lien Co-Agent, the First Lien Agent, and the lenders party thereto (such lenders, and as further defined in Section 1, below, the “First Lien Lenders”) have entered into that certain Credit Agreement dated as of May 9, 2003 and amended and restated as of June 15, 2004 (as amended as of August 30, 2004, May 11, 2005, July 8, 2005, September 22, 2005, October 7, 2005, November 9, 2005, February 8, 2006, May 10, 2006, August 15, 2006, February 12, 2007, April 13, 2007, June 28, 2007, July 30, 2007, July 31, 2007, August 6, 2007 and August 8, 2007 and as further defined in Section 1, below, the “First Lien Credit Agreement”). The repayment of the Obligations (as that term is defined in the First Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the First Lien Agent (such documents as further defined in Section 1, below, together with the other collateral and loan documents executed and delivered in connection with the First Lien Credit Agreement, each as in effect on the date hereof, are referred to herein as the “First Lien Loan Documents”).
          B. Parent, the Borrowers, the Guarantors, the Existing Second Lien Agent, and the lenders party thereto (such lenders, and as further defined in Section 1,

below, the “Existing Second Lien Lenders”) have entered into a Credit Agreement dated as of August 26, 2005 (such agreement as in effect on the date hereof, and as further defined in Section 1, below, the “Existing Second Lien Credit Agreement”). The repayment of the Obligations (as that term is defined in the Existing Second Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Existing Second Lien Agent, (such documents, and as further defined in Section 1, below, the “Existing Second Lien Loan Documents”).
          C. Each of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. has agreed to purchase certain Indebtedness under the First Lien Credit Agreement pursuant to, and subject to the terms and conditions of, the Loan Purchase Agreement dated as of the date hereof among them and certain of the First Lien Lenders (the “Put Agreement”) and upon such purchase the Indebtedness so purchased shall be discharged under the First Lien Credit Agreement and automatically converted into loans under the Reimbursement and Senior Secured Credit Agreement dated as of October 1, 2007 (such agreement as in effect on such date, and as further defined in Section 1, below, the “New Second Lien Credit Agreement”) among the Borrowers, the Guarantors, the New Second Lien Agent, and Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., as lenders party thereto (such lenders, and as further defined in Section 1, below, the “New Second Lien Lenders”). The repayment of the Obligations (as that term is defined in the New Second Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the New Second Lien Agent, (such documents, and as further defined in Section 1, below, the “New Second Lien Loan Documents”).
          D. The First Lien Agent and the First Lien Co-Agent, for and on behalf of themselves and the First Lien Lenders and the Existing Second Lien Agent, for and on behalf of itself and the Existing Second Lien Lenders entered into an Intercreditor Agreement dated as of August 26, 2005, which Intercreditor Agreement was acknowledged by the Borrowers and certain of the Guarantors (“Original Intercreditor Agreement”).
          E. The New Second Lien Agent, for and on behalf of itself and the New Second Lien Lenders and the Existing Second Lien Agent, for and on behalf of itself and the Existing Second Lien Lenders have entered into an Intercreditor Agreement dated as of the date hereof, which Intercreditor Agreement was acknowledged by the Borrowers and certain of the Guarantors (such Intercreditor Agreement as in effect on the date hereof, “Junior Intercreditor Agreement”).
          F. The First Lien Agent and the First Lien Co-Agent, for and on behalf of themselves and the First Lien Lenders, on the one hand and the New Second Lien Agent, for and on behalf of itself and the New Second Lien Lenders and the Existing Second Lien Agent, for and on behalf of itself and the Existing Second Lien Lenders, on the other hand, wish to enter into this Agreement to add the Existing Second Lien Agent as a party hereto and to amend and restate in its entirety the Original Intercreditor Agreement.
          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the First Lien Agent, First Lien Co-Agent, New Second Lien Agent and Existing Second Lien Agent hereby agree, effective as of and only from and after the Effective Date, as follows:
          1. Definitions; Rules of Construction.
          a. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Adequate Protection Lien” has the meaning set forth in Section 5.d.
          “Agreement” means this Agreement as it may be amended, modified or supplemented from time to time.
          “Application of Proceeds Blockage Event” has the meaning set forth in Section 4.a.
          “Application of Proceeds Blockage Period” has the meaning set forth in Section 4.a.
          “Bank Product Obligations” has the meaning set forth in the First Lien Credit Agreement.
          “Bankruptcy Code” shall mean Title 11 of the United States Code, as in effect from time to time.
          “Borrowers” means Parent and the Subsidiaries of Parent from time to time party to the First Lien Credit Agreement as borrowers.
          “Borrowing Base” has the meaning set forth in the First Lien Credit Agreement.
          “Borrowing Base Certificate” has the meaning set forth in the First Lien Credit Agreement.
          “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

          “Cash Collateral” means any Collateral consisting of money or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).
          “Collateral” means all assets and properties upon which either First Lien Agent or First Lien Co-Agent, on the one hand, or any of the Junior Lien Agents, on the other hand, now has or hereafter acquires a Lien, whether now owned or hereafter acquired by the Borrowers, any Guarantor or any other Person, together with all rents, issues, profits, products, and Proceeds thereof.
          “Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party or any agent therefor.
          “Credit Support” has the meaning set forth in the First Lien Credit Agreement.
          “DIP Financing” has the meaning set forth in Section 5.d.
          “Discharge of First Lien Indebtedness” means payment in full in cash (or in the case of letters of credit or Bank Product Obligations, the cash collateralization as required by the First Lien Loan Documents) of the First Lien Indebtedness (other than First Lien Indebtedness consisting solely of contingent indemnification obligations under the First Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any First Lien Credit Agreement.
          “Discharge of Junior Lien Indebtedness” means payment in full in cash of the Junior Lien Indebtedness (other than Junior Lien Indebtedness consisting solely of contingent indemnification obligations under the Junior Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any Junior Lien Credit Agreement.
          “Effective Date” means the date on which the initial purchase of all or any portion of the Stretch Loans (as defined in the Put Agreement) is consummated pursuant to a “Stretch Loan Put Notice” as defined in and delivered pursuant to the Put Agreement.
          “Eligible Junior Agent” means, prior to receipt by the First Lien Agent and the First Lien Co-Agent of written notice that all New Second Lien Indebtedness has been satisfied in full, the New Second Lien Agent and, after such receipt of such notice, the Existing Second Lien Agent.

          “Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Event of Default” means “Event of Default” as defined in the First Lien Credit Agreement and/or “Event of Default” as defined any Junior Lien Credit Agreement.
          “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Lien Loan Documents, the Junior Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the First Lien Loan Documents, the Junior Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise.
          “Existing Second Lien Agent” means the Existing Second Lien Agent as defined in the Recitals, together with its successors and assigns.
          “Existing Second Lien Credit Agreement” means the Existing Second Lien Credit Agreement as defined in the Recitals and as amended, modified, or supplemented from time to time in accordance with the terms of this Agreement.
          “Existing Second Lien Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Existing Second Lien Credit Agreement or any other Existing Second Lien Loan Document, including any and all amounts payable to Existing Second Lien Agent or to any Existing Second Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, any prepayment or early termination premium, and all other amounts payable under any Existing Second Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Existing Second Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
          “Existing Second Lien Lenders” means the Existing Second Lien Lenders as defined in the Recitals.
          “Existing Second Lien Loan Documents” means the Existing Second Lien Credit Agreement and the other Loan Documents (as such term is defined in the Existing Second Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Existing Second Lien Credit Agreement.
          “First Lien Agent” means the First Lien Agent as defined in the Recitals , together with its successors, assigns and transferees under any First Lien Credit Agreement.
          “First Lien Amount” means, at any date of determination, the aggregate principal amount of In Formula First Lien Loans outstanding on such date.
          “First Lien Co-Agent” means the First Lien Co-Agent as defined in the Recitals, together with its successors, assigns and transferees under any First Lien Credit Agreement.
          “First Lien Credit Agreement” means the First Lien Credit Agreement as defined in the Recitals and as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the First Lien Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a First Lien Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of First Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.
          “First Lien Default” means any Event of Default under the First Lien Credit Agreement.
          “First Lien Indebtedness” means the principal amount of all In Formula First Lien Loans outstanding under the First Lien Loan Documents and all other obligations and amounts owing (other than the principal amount of First Lien Loans), due or secured under the terms of the First Lien Credit Agreement, any other First Lien Loan Document or any DIP Financing provided by a First Lien Lender, including any and all amounts payable to any First Lien Lender, all premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, the Make-Whole Amount, Bank Product Obligations, Ledger Product Obligations and all other amounts payable under any First Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the First Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
          “First Lien Lender Sale” has the meaning set forth in Section 2.c(1).
          “First Lien Lenders” means the lenders under any First Lien Credit Agreement or First Lien Loan Documents.
          “First Lien Loan” means (i) any Loan (as that term is defined in the First Lien Credit Agreement) and (ii) any obligation of the Borrowers to reimburse the First Lien Lenders for the face amount of drawings under Letters of Credit or for payments pursuant to any Credit Support.
          “First Lien Loan Documents” means the First Lien Credit Agreement and the other Loan Documents (as such term is defined in the First Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a First Lien Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement.
          “First Lien Modification” has the meaning set forth in Section 6.a.
          “Forced Obligor Sale” has the meaning set forth in Section 2.c(2).
          “Guarantors” means the Subsidiaries of Parent from time to time party to the First Lien Credit Agreement as guarantors.
          “Harbinger Entities” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and any of their respective affiliates.
          “In Formula First Lien Loan” means any First Lien Loan; provided that on the date of (and after giving effect to) the incurrence of such First Lien Loan, the aggregate principal amount of all outstanding First Lien Loans did not exceed, the lesser of: (a) $187,500,000 minus the principal amount of Purchased Loans plus $5,000,000 and (b) the Borrowing Base (as set forth in the Borrowing Base Certificate then in effect pursuant to the First Lien Credit Agreement) plus $5,000,000.

          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Junior Lien Agents” means the New Second Lien Agent and the Existing Second Lien Agent.
          “Junior Lien Credit Agreements” means the New Second Lien Credit Agreement and the Existing Second Lien Credit Agreement.
          “Junior Lien Indebtedness” means the New Second Lien Indebtedness and the Existing Second Lien Indebtedness.
          “Junior Lien Lenders” means the New Second Lien Lenders and the Existing Second Lien Lenders.
          “Junior Lien Loan Documents” means the New Second Lien Loan Documents and the Existing Second Lien Loan Documents.
          “Ledger Product Obligations” has the meaning set forth in the First Lien Credit Agreement.
          “Lender” means a First Lien Lender and/or a Junior Lien Lender, as the context may require.
          “Letter of Credit” has the meaning set forth in the First Lien Credit Agreement.
          “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.
          “New Second Lien Agent” means the New Second Lien Agent as defined in the Recitals.

          “New Second Lien Credit Agreement” means the New Second Lien Credit Agreement as defined in the Recitals and as amended, restated or supplemented in accordance with the terms of this Agreement.
          “New Second Lien Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the New Second Lien Credit Agreement, any other New Second Lien Loan Document or any DIP Financing provided by any New Second Lien Lender, including any and all amounts payable to New Second Lien Agent or to any New Second Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, any prepayment or early termination premium, and all other amounts payable under any New Second Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the New Second Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
          “New Second Lien Lenders” means the New Second Lien Lenders as defined in the Recitals.
          “New Second Lien Loan Documents” means the New Second Lien Credit Agreement and the other Loan Documents (as such term is defined in the New Second Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a New Second Lien Credit Agreement.
          “Notice of Intent to Exercise” means a written notice from or on behalf of any Junior Lien Agent to First Lien Agent and First Lien Co-Agent (a) stating that such Junior Lien Agent intends to Exercise Secured Creditor Remedies, (b) stating that it is a “Notice of Intent to Exercise Secured Creditor Remedies” and (c) describing the Event(s) of Default under the relevant Junior Lien Credit Agreement that is(are) the basis for delivering such notice.
          “Obligor” means the Borrowers, each Guarantor and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the First Lien Indebtedness or the Junior Lien Indebtedness, as applicable.
          “Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case composing a portion of the Collateral.
          “Permitted Application of Proceeds of Collateral” has the meaning set forth in Section 3.

          “Permitted Replacement Lien” has the meaning set forth in Section 5.i.
          “Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.
          “Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
          “Parent” has the meaning set forth in the Recitals.
          “Purchase Notice” has the meaning set forth in Section 10.a.
          “Purchased Loans” has the meaning set forth in the Put Agreement.
          “Put Agreement” has the meaning set forth in Recital C.
          “Recovery” has the meaning set forth in Section 5.c.
          “Reorganization Debt Securities” has the meaning set forth in Section 5.a.
          “Standstill Notice” means a written notice from First Lien Agent or First Lien Co-Agent to the Junior Lien Agents stating that a First Lien Default has occurred and is continuing and stating that it is a “Standstill Notice”.
          “Standstill Period” means the period beginning on the date that a Standstill Notice is received by the Junior Lien Agents through and including the first to occur of (a) the date upon which the Discharge of First Lien Indebtedness shall have occurred, (b) the date upon which First Lien Agent or First Lien Co-Agent shall have waived or acknowledged in writing the termination of the First Lien Default that gave rise to such Standstill Period, or (c) the date that is 270 days after the receipt of such Standstill Notice by Junior Lien Agents.
          “Trigger Event” has the meaning set forth in Section 10.a.
          “Trigger Notice” has the meaning set forth in Section 10.a.
          “UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
          b. Terms Defined in the First Lien Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the First Lien Credit Agreement.
          c. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
          2. Subordination and Standstill.
          a. Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to First Lien Agent (or First Lien Co-Agent or any First Lien Lender) or any Junior Lien Agent (or any Junior Lien Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of First Lien Agent (or First Lien Co-Agent or any First Lien Lender) or any Junior Lien Agent (or any Junior Lien Lender) in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the First Lien Loan Documents or the Junior Lien Loan Documents, (iv) irrespective of whether the Liens securing the First Lien Loan Documents are valid, perfected, enforceable, void, avoidable, subordinated, disputed or allowed, or (v) any other circumstance whatsoever, each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, New Second Lien Agent, on behalf of itself and the Second Lien Lenders and Existing Second Lien Agent, on behalf of itself and the Existing Second Lien Lenders hereby agrees that:
          (1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Junior Lien Agent or any Junior Lien Lender that secures all or any portion of the Junior Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to First Lien Agent, First Lien Co-Agent and the First Lien Lenders in the Collateral to secure all or any portion of the First Lien Indebtedness,
          (2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of First Lien Agent, First Lien Co-Agent or any First Lien Lender that secures all or any portion of the First Lien Indebtedness shall in all respects be senior and prior to all Liens granted to any Junior Lien Agent and any of the Junior

Lien Lenders in the Collateral to secure all or any portion of the Junior Lien Indebtedness,
          (3) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Existing Second Lien Agent or any Existing Second Lien Lender that secures all or any portion of the Existing Second Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to New Second Lien Agent and any of the New Second Lien Lenders in the Collateral to secure all or any portion of the New Second Lien Indebtedness as provided in the Junior Intercreditor Agreement, and
          (4) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of New Second Lien Agent or any New Second Lien Lender that secures all or any portion of the New Second Lien Indebtedness shall in all respects be senior and prior to all Liens granted to the Existing Second Lien Agent and any of the Existing Second Lien Lenders in the Collateral to secure all or any portion of the Existing Second Lien Indebtedness as provided in the Junior Intercreditor Agreement.
          b. Remedies Standstill. At any time that a Standstill Period is in effect, none of the Junior Lien Agent and none of the Junior Lien Lenders shall, without the prior written consent of First Lien Co-Agent (acting upon the direction of the requisite First Lien Lenders):
          (1) commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any Insolvency Proceeding with respect to any Obligor or any Obligor’s assets) to the extent that any such action could reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Co-Agent, First Lien Agent or First Lien Lenders; provided that (A) to the extent that commencing, prosecuting, or participating in any such lawsuit, action, or proceeding could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Co-Agent, First Lien Agent or First Lien Lenders and a Junior Lien Agent does, in fact, commence, prosecute, or participate in any such lawsuit, action, or proceeding, then such Junior Lien Agent shall give First Lien Co-Agent and First Lien Agent prompt written notice of any such action, and (B) as more fully set forth in Section 5, Junior Lien Agents and the Junior Lien Lenders may file, prosecute and defend a proof of claim (such proof of claim to indicate the subordination set forth herein) in any Insolvency Proceeding involving any Obligor;
          (2) Exercise Any Secured Creditor Remedies;
          (3) send any notice to or otherwise seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction to enjoin any Exercise of Secured Creditor Remedies by First Lien Co-Agent, First Lien Agent or First

Lien Lenders, a keeper, a receiver or any other similar legal or equitable remedy, exercise any rights of set off or recoupment as against any Obligor; or
          (4) commence or cause to be commenced or join with any creditor in commencing any Insolvency Proceeding against any Obligor or any Obligor’s assets.
          Notwithstanding any other provision hereof, no Junior Lien Agent and no Junior Lien Lender may: (i) Exercise Any Secured Creditor Remedies with respect to any Payment Collateral at any time unless and until the Discharge of First Lien Indebtedness shall have occurred; (ii) exercise any of the remedies described in clauses (1) through (4) above (other than filing, prosecuting or defending a proof of claim permitted under such clause (4)) so long as (A) First Lien Co-Agent or First Lien Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral or (B) First Lien Co-Agent, First Lien Agent and Junior Lien Agents are enjoined from the Exercise of Secured Creditor Remedies, in each case, unless and until the Discharge of First Lien Indebtedness shall have occurred; or (iii) exercise any of the remedies described in clauses (1) through (4), above without first providing First Lien Co-Agent and First Lien Agent at least 10 days prior written notice in the form of a Notice of Intent to Exercise (it being understood that (x) notwithstanding anything to the contrary contained herein, such Notice of Intent to Exercise may only be delivered by the Existing Second Lien Agent if there is an Event of Default under Section 9.1(a), Section 9.1(c) (solely with respect to a default under Section 7.23 of the Existing Second Lien Credit Agreement as in effect on the date hereof), or Section 9.1(d) (solely with respect to a default in the payment when due of interest or principal on the Senior Notes under the Indentures) of the Existing Second Lien Credit Agreement as in effect on the date hereof or by the New Second Lien Agent if there is an Event of Default under Section 9.1(a), or Section 9.1(d) (solely with respect to a default in the payment when due of interest or principal on the Senior Notes under the Indentures) of the New Second Lien Credit Agreement as in effect on the date hereof and (y) if First Lien Co-Agent or First Lien Agent does not deliver a Standstill Notice to a Junior Lien Agent by the end of such 10 day period, such Junior Lien Agent may proceed with the exercise of such remedies, and if such Junior Lien Agent elects to exercise such remedies, neither First Lien Agent nor First Lien Co-Agent may exercise any of the remedies of the type described in clauses (1) through (4) above so long as such Junior Lien Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, unless and until the Discharge of Junior Lien Indebtedness shall have occurred); provided, that such Junior Lien Agent shall not be required to provide a Notice of Intent to Exercise to First Lien Agent and First Lien Co-Agent in connection with a permitted Exercise of Secured Creditor Remedies upon the termination of any Standstill Period.
          c. Limitation on Standstill Periods. Subject to clause (ii) in the last paragraph of Section 2.b, in no event shall a Standstill Period extend beyond 270 days from the date of receipt by Junior Lien Agents from First Lien Agent or First Lien Co-Agent of a Standstill Notice initiating such Standstill Period. Any number of notices of a

First Lien Default may be given during a Standstill Period, but no such notice shall extend such Standstill Period. Only 2 Standstill Periods may be commenced within any 360 day period, and no subsequent Standstill Period may be commenced within 60 days after the termination of the immediately preceding Standstill Period. No First Lien Default that existed or was continuing on the date of the commencement of any Standstill Period and that was known to First Lien Agent, First Lien Co-Agent or any First Lien Lender will be, or can be, made the basis for the commencement of a second Standstill Period, whether or not within a period of 360 consecutive days, unless such First Lien Default has been cured or waived for a period of not less than 60 consecutive days.
          d. Release of Liens.
          (1) In the event of any private or public sale or other disposition of all or any portion of the Collateral by First Lien Agent or First Lien Co-Agent after the occurrence and during the continuance of a First Lien Default (and prior to the date upon which the Discharge of First Lien Indebtedness shall have occurred) in connection with the liquidation by First Lien Agent or First Lien Co-Agent of all or any material portion of the Collateral and the collection by First Lien Agent or First Lien Co-Agent of the First Lien Indebtedness through the sale or other disposition of such Collateral (whether prior to or after the occurrence of an Insolvency Proceeding) (any such sale or other disposition, a “First Lien Lender Sale”), then each of the New Second Lien Agent, on behalf of itself and the New Second Lien Lenders, and the Existing Second Lien Agent, on behalf of itself and the Existing Second Lien Lenders, agrees that such First Lien Lender Sale will be free and clear of the Liens securing the Junior Lien Indebtedness (and, if the First Lien Lender Sale includes Equity Interests in any Obligor, each of the New Second Lien Agent, on behalf of itself and the New Second Lien Lenders, and the Existing Second Lien Agent, on behalf of itself and the Existing Second Lien Lenders, further agrees to release the entities whose Equity Interests are sold from all New Second Lien Indebtedness and Existing Second Lien Indebtedness, as applicable); provided that (x) First Lien Agent, First Lien Co-Agent and the First Lien Lenders also release their Liens on such Collateral (and, if the First Lien Lender Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all First Lien Indebtedness), (y) the Proceeds of any such First Lien Lender Sale are applied in accordance with Section 9, and (z) First Lien Agent or First Lien Co-Agent shall have conducted such First Lien Lender Sale in a commercially reasonable manner and in accordance with the UCC.
          (2) In the event of any private or public sale or other disposition of all or substantially all of the Collateral by any Obligor with the consent of First Lien Co-Agent and/or First Lien Agent after the occurrence and during the continuance of a First Lien Default (and prior to the date upon which the Discharge of First Lien Indebtedness shall have occurred), which sale or other disposition is conducted by such Obligor with the consent of First Lien Co-Agent and/or First Lien Agent (any such sale or other disposition, a “Forced Obligor Sale”), then each of the New Second Lien Agent, on behalf of itself and the New Second Lien Lenders and the Existing Second Lien Agent, on behalf of itself and the Existing Second Lien Lenders, agrees that such Forced Obligor

Sale will be free and clear of the Liens securing the New Second Lien Indebtedness and the Existing Second Lien Indebtedness, as applicable (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, each of the New Second Lien Agent, on behalf of itself and the New Second Lien Lenders and the Existing Second Lien Agent, on behalf of itself and the Existing Second Lien Lenders, further agrees to release the entities whose Equity Interests are sold from all New Second Lien Indebtedness and Existing Second Lien Indebtedness, as applicable); provided that (x) First Lien Agent, First Lien Co-Agent and the First Lien Lenders also release their Liens on such Collateral (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all First Lien Indebtedness), (y) the Proceeds of any such Forced Obligor Sale are applied in accordance with Section 9 (as if it were Proceeds received in connection with any Exercise of Secured Creditor Remedies), and (z) the Obligor conducting such Forced Obligor Sale shall have conducted such Forced Obligor Sale in a commercially reasonable manner as if such Forced Obligor Sale were being conducted by a secured creditor in accordance with the UCC.
          (3) Each Junior Lien Agent agrees that, in connection with any First Lien Lender Sale or Forced Obligor Sale, upon the prior written request of First Lien Co-Agent or First Lien Agent (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute and/or file any and all Lien releases or other documents reasonably requested by First Lien Co-Agent or First Lien Agent in connection therewith (copies of which are provided to such Junior Lien Agent) without recourse, representation or warranty and at the sole expense of the Obligors; provided, that (w) in the case of a First Lien Lender Sale, no such release documents shall be delivered to any Obligor, (x) in the case of a Forced Obligor Sale, no such release documents shall be delivered to any Obligor unless First Lien Co-Agent or First Lien Agent has delivered its release documents to such Obligor, (y) no such release documents shall be delivered to a Junior Lien Agent for execution more than 5 days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by such Junior Lien Agent shall be subject to the sale or other disposition of the Collateral described in such request and on the terms described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within 10 days of the anticipated closing date (at which time First Lien Co-Agent, First Lien Agent or the Obligors, as the case may be, shall promptly return all release documents to such Junior Lien Agent). Subject to the proviso in the immediately preceding sentence, in the event that a Junior Lien Agent fails to so execute or file any such Lien releases or other documents within 5 Business Days after receipt of written request from First Lien Agent or First Lien Co-Agent, each of First Lien Co-Agent and First Lien Agent is hereby irrevocably authorized to execute and/or file such Lien releases and other documents (provided that such Lien releases and other documents shall not be filed or recorded except substantially contemporaneous with such sale or disposition or until such sale or disposition has been consummated).

          e. Waiver of Right to Contest First Lien Indebtedness. Each Junior Lien Agent agrees that it and the Junior Lien Lenders for which it is agent shall not, and hereby waive any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of First Lien Agent (on behalf of itself, the First Lien Co-Agent and the First Lien Lenders) in any Collateral, the validity, priority, enforceability or allowance of the First Lien Indebtedness or any of the claims of First Lien Agent or any holder of First Lien Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Each Junior Lien Agent agrees that neither it nor the Junior Lien Lenders for which it is agent will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by First Lien Co-Agent or First Lien Agent under the First Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case so long as First Lien Co-Agent or First Lien Agent does not act in contravention of this Agreement or applicable law. Each Junior Lien Agent hereby waives any and all rights it and the Junior Lien Lenders for which it is agent may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which First Lien Co-Agent or First Lien Agent seeks to enforce the Liens in any Collateral so long as First Lien Co-Agent or First Lien Agent does not act in contravention of this Agreement or applicable law.
          f. Waiver of Right to Contest Junior Lien Indebtedness. Each of First Lien Agent and First Lien Co-Agent agrees that it and the First Lien Lenders shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority (except to the extent expressly provided by this Agreement), enforceability, or perfection of the Liens of Junior Lien Agents (on behalf of themselves and the Junior Lien Lenders) in any Collateral, the validity, priority (except to the extent expressly provided by this Agreement), enforceability or allowance of any of the claims of any Junior Lien Agent or any holder of Junior Lien Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Solely to the extent that a Junior Lien Agent is permitted to Exercise Secured Creditor Remedies under this Agreement, each of First Lien Agent and First Lien Co-Agent agrees that neither it nor the First Lien Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by such Junior Lien Agent under the Junior Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case so long as such Junior Lien Agent does not act in contravention of this Agreement or applicable law.
          g. Acknowledgement of Liens. Each Junior Lien Agent acknowledges and agrees, for itself and on behalf of the Junior Lien Lenders for which it is agent, that the First Lien Agent, for the benefit of itself, the First Lien Co-Agent and the First Lien Lenders, has been and may be granted Liens upon all of the Collateral in which such Junior Lien Agent has been granted Liens and each Junior Lien Agent hereby consents thereto. Each of First Lien Agent and First Lien Co-Agent acknowledges and agrees that the Junior Lien Agents, for the benefit of themselves and the Junior Lien Lenders, has been or, subject to the terms of this Agreement, may be granted Liens upon all of the Collateral in which the First Lien Agent and First Lien Co-Agent has been granted Liens and each of the First Lien Agent and First Lien Co-Agent hereby consents thereto. Each Junior Lien Agent agrees that neither it nor any Junior Lien Lender for which it is agent shall obtain a Lien on any asset or Collateral to secure all or any portion of the Junior Lien Indebtedness unless concurrently therewith, the First Lien Agent (on behalf of itself, the First Lien Co-Agent and the First Lien Lenders) obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. The subordination of Liens by the Junior Lien Agents in favor of the First Lien Agent, the First Lien Co-Agent and the First Lien Lenders shall not be deemed to subordinate the Junior Lien Agent’s Liens to the Liens of any other Person that is not a holder of First Lien Indebtedness.
          h. Agent for Perfection. First Lien Agent and First Lien Co-Agent, on the one hand, and each Junior Lien Agent, on the other hand, each agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as a non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 2.h. None of First Lien Agent, First Lien Co-Agent or the First Lien Lenders, on the one hand, or any of the Junior Lien Agent or the Junior Lien Lenders, on the other hand, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of First Lien Agent, First Lien Co-Agent and each Junior Lien Agent under this Section 2.h are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as a non-fiduciary agent for the other for purposes of perfecting the Lien held by such Junior Lien Agent, on the one hand, or First Lien Agent or First Lien Co-Agent, on the other hand, as applicable. Neither First Lien Agent nor First Lien Co-Agent is and shall not be deemed to be a fiduciary of any kind for any Junior Lien Agent or any other Person. No Junior Lien Agent is or shall be deemed to be a fiduciary of any kind for First Lien Agent, First Lien Co-Agent or any other Person.
          After the Discharge of First Lien Indebtedness shall have occurred, First Lien Agent and First Lien Co-Agent, upon the reasonable request of any Junior Lien Agent, (a) shall promptly deliver any Cash Collateral or Control Collateral, if any, in their possession to the New Second Lien Agent (or as it may direct in writing), and (b) will reasonably cooperate (subject to First Lien Agent and First Lien Co-Agent obtaining satisfactory indemnity agreements from the Obligors and/or such other Persons as First Lien Agent or First Lien Co-Agent may reasonably require) with the Obligors and such

Junior Lien Agent in order to transfer or assign (to the extent permitted by the applicable agreement) control of the remainder of the Cash Collateral or Control Collateral, if any, under either of First Lien Agent’s or First Lien Co-Agent’s control to New Second Lien Agent (or as it may direct in writing), in each case, at the sole cost and expense of the Obligors and except as may otherwise be required by applicable law or court order. Notwithstanding the foregoing, if this Agreement is reinstated pursuant to Section 5.c hereof and any Cash Collateral or Control Collateral has heretofore been delivered to the Second Lien Agent or at its direction pursuant to this Section 2.h or is otherwise in the possession or control of any Junior Lien Agent or any Junior Lien Lender, then, upon such reinstatement, (i) each Junior Lien Agent and each Junior Lien Lender shall promptly deliver any Cash Collateral or Control Collateral, if any, in their possession or under their control to First Lien Agent, and First Lien Agent shall hold any such Cash Collateral or Control Collateral in accordance with the first sentence of this Section 2.h, and (ii) the Obligors and each Junior Lien Agent will reasonably cooperate with First Lien Agent and First Lien Co-Agent in order to transfer or assign (to the extent permitted by the applicable agreement) control of any Cash Collateral or Control Collateral, if any, under such Junior Lien Agent’s or any Junior Lien Lender’s control to First Lien Agent (to be held in accordance with the first sentence of this Section 2.h), in each case, at the sole cost and expense of the Obligors and except as may otherwise be required by applicable law or court order.
          3. Permitted Applications of Proceeds of Collateral.
          So long as an Application of Proceeds Blockage Period is not then in effect, the Borrowers may pay or apply, and the Junior Lien Agents and the Junior Lien Lenders may accept and receive on account of the Junior Lien Indebtedness, any Proceeds of Collateral whatsoever on account of the Junior Lien Indebtedness in accordance with the terms of the Junior Lien Loan Documents (any such application being referred to as a “Permitted Application of Proceeds of Collateral”).
          4. Application of Proceeds after Exercise of Remedies.
          a. In the event that (i) a First Lien Default shall have occurred and be continuing and (ii) First Lien Agent or First Lien Co-Agent shall have commenced and shall be diligently pursuing any Exercise of Secured Creditor Remedies against all or a material portion of the Collateral and shall be applying all Proceeds of Collateral (to the extent received) in accordance with Section 9 (the occurrence and continuance of items (i) and (ii), collectively, an “Application of Proceeds Blockage Event”), then from and after the commencement of such Application of Proceeds Blockage Event, no Proceeds of Collateral shall be paid or applied by any Obligor, and no Junior Lien Agent and no Junior Lien Lender shall accept, take or receive, any Proceeds of Collateral, on account of the Junior Lien Indebtedness until the earlier to occur of (a) the date of the Discharge of First Lien Indebtedness and (b) the date of termination (including, without limitation, as a result of the failure of any of items (i) or (ii) above to be continuing) or written waiver by First Lien Agent or First Lien Co-Agent of such Application of Proceeds

Blockage Event (such period of time being an “Application of Proceeds Blockage Period”).
          b. In the event that, notwithstanding the terms of the foregoing Section 4a, the Obligors shall pay or apply or a Junior Lien Agent or a Junior Lien Lender shall receive any Proceeds of Collateral on account of the Junior Lien Indebtedness during an Application of Proceeds Blockage Period, then and in such event the turn-over and other obligations of Junior Lien Agents set forth in Section 8 shall apply.
          c. In the case of any Permitted Application of Proceeds of Collateral on or in respect of any Junior Lien Indebtedness that would (in the absence of any Application of Proceeds Blockage Period) have been made during any Application of Proceeds Blockage Period, the provisions of this Section 4 shall not prevent the application of (and the Obligor may pay or apply and any Junior Lien Agent and any Junior Lien Lenders may accept, take and receive) such Permitted Application of Proceeds of Collateral on or after the date immediately following the termination of such Application of Proceeds Blockage Period.
          5. Insolvency Proceeding.
          a. Continuing Priority. This Agreement shall be applicable both before and after the filing of any Insolvency Proceeding with respect to any Obligor and all converted or succeeding cases in respect thereof. The relative rights of the First Lien Agent, First Lien Co-Agent, Junior Agents and the Lenders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Borrowers or any other Obligor as debtor-in-possession. Each Junior Lien Agent acknowledges and agrees that, in the event of a distribution of any notes or other debt securities under a plan of reorganization under any such Insolvency Proceeding (such notes or other debt securities, “Reorganization Debt Securities”) to each of (i) First Lien Agent, First Lien Co-Agent and the First Lien Lenders and (ii) such Junior Lien Agent and the Junior Lien Lenders for which it is agent, any Lien securing such Reorganization Debt Securities received by such Junior Lien Agent and the Junior Lien Lenders shall be subordinated to any Lien securing Reorganization Debt Securities received by First Lien Agent, First Lien Co-Agent and the First Lien Lenders on terms acceptable to First Lien Agent, First Lien Co-Agent and the First Lien Lenders.
          b. Proof of Claim. Subject to the restrictions set forth in this Agreement, in the event of any Insolvency Proceeding involving any Obligor or any property of any Obligor, the Junior Lien Agents shall retain the right to vote on behalf of Junior Lien Lenders with respect to the Junior Lien Indebtedness. If any Junior Lien Agent or any Junior Lien Lender does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to 5 days before the expiration of time to file such claim or other document or amendment thereof, then First Lien Agent or First Lien Co-Agent shall have the right (but not the obligation) in any such Insolvency Proceeding, and each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby irrevocably appoints each of First Lien Agent and First Lien Co-Agent as such Junior Lien Agent’s and Junior Lien Lenders’ lawful attorney in fact, to file and prove all claims therefor in such circumstances.
          c. Reinstatement. If First Lien Agent, First Lien Co-Agent, any First Lien Lender or any other holder of any First Lien Indebtedness is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of an Obligor or any other Person, then the First Lien Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of First Lien Agent, First Lien Co-Agent, the First Lien Lenders and the Junior Lien Agents and the Junior Lien Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the First Lien Indebtedness. No priority or right of First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any other holder of First Lien Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the First Lien Loan Documents or the Junior Lien Loan Documents, regardless of any knowledge thereof which First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any holder of First Lien Indebtedness may have.
          d. DIP Financing. If any Borrower or any other Obligor shall be subject to any Insolvency Proceeding and any of the First Lien Agent, the First Lien Co-Agent or any First Lien Lender, any Junior Lien Agent, any Junior Lien Lender or affiliates of any of them shall desire, prior to the Discharge of First Lien Indebtedness, to provide any such Obligor financing (or to permit any such Obligor to obtain financing) (collectively, “DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Collateral, then:
          (1) Each of the First Lien Agent and the First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that so long as the conditions set forth below in this clause (d)(1) are satisfied, it will raise no objection and consents to DIP Financing provided by any Harbinger Entity, except as set forth in this clause (d)(1), and the First Lien Lenders will not provide any DIP Financing:

(A) the First Lien Co-Agent or one or of its affiliates has delivered a written DIP Financing proposal to be provided by them as lenders to Salton or a subsidiary of Salton (or to any of them as a debtor in the Insolvency Proceeding) and concurrently delivers a copy of such proposal to the New Second Lien Agent;
(B) the terms and conditions (including without limitation, amount, fees, interest rate and covenants) of the DIP Financing proposed by such Harbinger Entity are the same as the DIP Financing so proposed by the First Lien Co-Agent or its affiliates (except as to priority of Liens securing such DIP Financing) and on other terms and conditions reasonably satisfactory to the First Lien Co-Agent (and in any case shall provide that no amendment or modification to, or waiver of, such terms and conditions that is adverse to the interests of the First Lien Agent, First Lien Co-Agent or the First Lien Lenders shall be effective without the prior written approval of the First Lien Co-Agent);
(C) on or before the later of (i) 10 days after the commencement of any such Insolvency Proceeding and (ii) 5 days after receipt by the New Second Lien Agent of a written proposal as described in clause (A) above, an interim order of the court before which such Insolvency Proceeding is pending approving such DIP Financing from such Harbinger Entities shall have been entered and within 45 days of the commencement of such Insolvency Proceeding, a final order of such court approving such DIP Financing shall have been entered;
(D) the Harbinger Entities continue to hold beneficially and of record (x) Existing Second Lien Indebtedness in a principal amount equal to eighty-five percent (85%) of the principal amount of Existing Second Lien Indebtedness owned by them on the date hereof and (b) New Second Lien Indebtedness in a principal amount equal to eighty five-percent (85%) of the principal amount of Purchased Loans;
(E) the First Lien Co-Agent and/or its affiliates:
(i) are lenders in such DIP Financing and:

(x) all First Lien Indebtedness other than any DIP Financing constituting a part thereof is repaid in cash from the proceeds of such DIP Financing; and
(y) all Liens held by the First Lien Lenders with respect to First Lien Indebtedness (including with respect to the DIP Financing) are senior to all pre and post petition Liens held by the Harbinger Entities, any Junior Lien Agent and any Junior Lien Lender; or
(ii) are not lenders in such DIP Financing and:
(x) no lender under such DIP Facility receives current interest with respect to any claim held by it relating to the DIP Financing;
(y) cash Collateral and/or Proceeds of Collateral may be paid to the lenders under such DIP Facility; (A) only during the period prior to the occurrence of an event of default thereunder, (B) only to the extent consisting of cash proceeds of accounts receivable of the obligors thereunder collected from account debtors in the ordinary course of business and arising from the sale of inventory in the ordinary course of the relevant Obligor’s business to repay revolving loans thereunder, and (C) only to the extent such payment does not result in a reduction in overall availability or the commitments of the lenders thereunder; and
(z) except as set forth in clause (y) above, all cash Collateral and Proceeds of Collateral shall be applied to repay the First Lien Indebtedness;
(F) the First Lien Agent and the First Lien Co-Agent retain a Lien on the Collateral (including Proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of such Insolvency Proceeding and such

Lien is senior to any Lien securing such DIP Financing or any other Junior Lien Indebtedness;
(G) the Discharge of the First Lien Indebtedness occurs (i) within 180 days after the commencement of such Insolvency Proceeding or, (ii) provided that at all times from and after the 180th day after the commencement of such Insolvency Proceeding the outstanding amount of First Lien Indebtedness does not exceed the Borrowing Base determined as provided in the First Lien Credit Agreement, within 360 days after such commencement;
(H) any such DIP Financing shall provide that any transaction between any Obligor and any Junior Lender, Junior Agent or an affiliate of any of them shall be subject to the prior written consent of the First Lien Co-Agent unless such transaction results in a Discharge of First Lien Indebtedness; and
(I) such DIP Financing is subject to the terms of this Agreement.
          (2) each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, agrees that, so long as (i) the conditions set forth in clause (d)(1) are not satisfied and the aggregate principal amount of loans and the aggregate outstanding face amount of letters of credit issued under a DIP Financing provided by the First Lien Co-Agent or any affiliate thereof, together with the aggregate principal amount of all other outstanding First Lien Indebtedness, does not exceed the First Lien Indebtedness (other than the DIP Financing) plus $50,000,000, (ii) such Junior Lien Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority as existed under applicable law prior to the commencement of the Insolvency Proceeding or obtains a Permitted Replacement Lien to the extent such Collateral or Proceeds are used after the commencement of the Insolvency Proceeding (an “Adequate Protection Lien”), and (iii) such DIP Financing is subject to the terms of this Agreement, it will raise no objection and consents to, such DIP Financing. Each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) to the same extent and upon the same terms and conditions specified in this Agreement.
          e. Alternative DIP Financings. Nothing in this Agreement shall limit the rights of any Lender to object to post-petition financing that is provided on terms in contravention of Section 5.d or provided by any Person other than the Harbinger Entities or the First Lien Co-Agent or its affiliates.

          f. Priming DIP Financing. Each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Indebtedness. Each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing on terms in contravention of Section 5.d.
          g. Other Waivers by Junior Lien Agents. Each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, agrees that, not withstanding any other provision of this Agreement to the contrary, it shall not (without the First Lien Agent’s and First Lien Co-Agent’s prior written consent), in any capacity, in connection with an Insolvency Proceeding of any Obligor: (i) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral on which First Lien Agent or First Lien Co-Agent then has or purports to have a Lien; (ii) seek or request any adequate protection, other than Adequate Protection Liens, Permitted Replacement Liens and Permitted Interest Payments, as expressly provided herein; (iii) object to (and each hereby consents to) any sale of all or any portion of the Collateral in accordance with Sections 363 or 365 of the Bankruptcy Code other than (A) any objection that an unsecured creditor could assert or (B) if First Lien Agent, First Lien Co-Agent or any First Lien Lender objects to any such sale to the same extent as such objection; (iv) seek, or support any request, to dismiss any Insolvency Proceeding or to convert any chapter 11 case of any such party from chapter 11 to chapter 7 of the Bankruptcy Code; (v) [Reserved]; (vi) [Reserved]; (vii) seek, or support any request for, the entry of any order modifying, reversing, revoking, staying, rescinding, vacating or amending any DIP Financing order pursuant to which the First Lien Agent, First Lien Co-Agent and/or the First Lien Lenders have provided such financing; (viii) propose, vote in favor of or otherwise approve or support any plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless it provides for the Discharge of First Lien Indebtedness; (ix) object to the treatment under a plan of reorganization or arrangement of the First Lien Lenders’ claims with respect to the First Lien Indebtedness; (x) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the First Lien Credit Agreement, the other First Lien Loan Documents or the liens and security interests granted to First Lien Agent, First Lien Co-Agent and the First Lien Lenders with respect to the First Lien Indebtedness, (B) the rights and duties of First Lien Agent, First Lien Co-Agent and the First Lien Lenders established in the First Lien Credit Agreement or any other First Lien Loan Document, or (C) the validity or enforceability of this Agreement; or (xi) take any other action which would reasonably be expected to have a material adverse effect on the validity of, or the value of, the First Lien Agent’s or First Lien Co-Agent’s security interest in the Collateral or the claims of the First Lien Lenders. Without in any way limiting the foregoing, the Junior Lien Lenders, in their capacity as unsecured creditors in connection with an Insolvency Proceeding of any Borrower or Guarantor, shall be permitted to exercise all other rights as unsecured creditors, including, without limitation, the right to take the following actions (but with respect to the exercise of any such rights, only to the extent that doing so would not be inconsistent with clauses (i) through (xi) of the foregoing sentence): (I) object to or support the retention of one or more professionals for the Borrowers, Guarantors or any committee appointed in an Insolvency Proceeding (the “Insolvency Professionals”); (II) object to or support the fees and expenses of Insolvency Professionals; (III) object to or support the approval of settlements and compromises of claims of parties (other than First Lien Agent, First Lien Co-Agent and the First Lien Lenders); (IV) object to motions for relief from the automatic stay (other than any such motion filed by First Lien Agent, First Lien Co-Agent and/or the First Lien Lenders); (V) object to or support motions to assume or reject or compel assumption or rejection of executory contracts and leases of non-residential real property; (VI) seek to terminate any exclusive periods for filing or soliciting acceptances to a plan or plans of reorganization; and (VII) take actions similar to the actions described in the clauses (I) through (VI) of this sentence.
          h. Other Waivers by First Lien Agent and First Lien Co-Agent. Until the Discharge of Junior Lien Indebtedness has occurred, each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that it shall not without the relevant Junior Lien Agent’s written consent, take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of a relevant Junior Lien Credit Agreement, the other Junior Lien Loan Documents or the liens and security interests granted to the Junior Lien Agents and the Junior Lien Lenders with respect to the Junior Lien Indebtedness, (B) the rights and duties of the Junior Lien Agents and the Junior Lien Lenders established in the Junior Lien Credit Agreements or any other Junior Lien Loan Document to the extent that such rights and duties are not and/or have not been exercised in contravention of this Agreement, or (C) the validity or enforceability of this Agreement.
          i. Rights to Adequate Protection; Use of Cash Collateral.
          (1) Each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, agrees that it will raise no objection to a request for adequate protection by (and hereby consents to adequate protection for) the First Lien Agent, the First Lien Co-Agent or the First Lien Lenders (or any of them) in any form requested; provided, if such adequate protection is in the form of payment of interest on the pre petition First Lien Indebtedness during the pendency of an Insolvency Proceeding such interest shall be at a rate not exceeding the higher of: (a) the rate of interest paid to or requested by any of the Junior Lien Agents or Junior Lien Lenders as adequate protection and (ii) the non default rate applicable to the First Lien Indebtedness immediately prior to the commencement of the Insolvency Proceeding.
          (2) Each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that it will raise no objection to a request for adequate protection by (and hereby consents to adequate protection for) the Junior Lien Agents and the Junior Lien Lenders in the form of (i) payment of interest on the pre petition Junior Lien Indebtedness during the pendency of an Insolvency Proceeding so long as (A) the rate of interest so requested by the relevant Junior Lien Agent and the Junior Lien Lenders does not exceed the non default rate of interest applicable to the Junior Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (B) the First Lien Agent, First Lien Co-Agent and the First Lien Lenders receive adequate protection in the form of payment of interest on the First Lien Indebtedness during the pendency of such Insolvency Proceeding at a rate at least equal to the greater of (x) the non default contractual rate of interest applicable to the First Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (y) the highest rate of interest so requested by a Junior Lien Agent or the Junior Lien Lenders (“Permitted Interest Payments”), (ii) Adequate Protection Liens and (iii) a replacement lien on post-petition assets to the same extent granted to First Lien Agent, with the same priority as existed prior to the commencement of the case under applicable law (a “Permitted Replacement Lien”).
          (3) Each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, agrees that it will raise no objection to and consents to the use of cash Collateral on the terms consented to by the First Lien Co-Agent; provided each retains an Adequate Protection Lien and receives a Permitted Replacement Lien.
          j. Notwithstanding any other provision of this Agreement to the contrary, if any plan of reorganization, arrangement or liquidation in such Insolvency Proceeding does not provide for the Discharge of First Lien Indebtedness, any distribution or payment (including without limitation any Permitted Interest Payment or interest payable with respect to any DIP Financing) on account of Junior Lien Indebtedness of any kind or character, irrespective of whether such payment or distribution was of Collateral or of Proceeds thereof, that any Junior Lien Agent or Junior Lien Lender or Harbinger Entity shall receive (other than Reorganization Debt Securities subordinated as provided in Section 5.a above to Reorganization Debt Securities received by the First Lien Lenders) shall be deemed received and shall be held in trust for the benefit of First Lien Agent, First Lien Co-Agent and the First Lien Lenders and such Junior Lien Agent and Junior Lien Lender shall forthwith deliver such payment, distribution, or proceeds to First Lien Agent in precisely the form received (except for the endorsement or assignment by such Junior Lien Agent or such Junior Lien Lender where necessary), for application on any of the First Lien Indebtedness until the Discharge of the First Lien Indebtedness has occurred and as provided in Section 8 hereof.
          6. Modifications of Indebtedness.
          a. First Lien Indebtedness. All First Lien Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all First Lien Indebtedness held by any First Lien Lender or other holder of First Lien Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby waives (i) notice of acceptance, or proof of reliance, by First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any other holder of First Lien Indebtedness of this

Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Indebtedness. Nothing contained in this Agreement shall preclude First Lien Agent, First Lien Co-Agent, First Lien Lenders or any other holder of First Lien Indebtedness from discontinuing the extension of credit to any Obligor (whether under the First Lien Credit Agreement or otherwise). Anything in the Junior Lien Loan Documents to the contrary notwithstanding, each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby agrees that First Lien Agent and First Lien Co-Agent shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to any Junior Lien Agent or any Junior Lien Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Junior Lien Agent or any Junior Lien Lender amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any “First Lien Modification”) the First Lien Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any First Lien Indebtedness to be due on demand or otherwise) except to the extent any such First Lien Modification increases the principal amount of the First Lien Loans to an amount in excess of the First Lien Amount or results in a modification to the definition of the Borrowing Base in a manner that increases the amount of First Lien Loans available thereunder and each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, consents and agrees to any such First Lien Modification. Each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, waives notice of any such First Lien Modification, and agrees that no such First Lien Modification shall affect, release, or impair the subordinations or any other obligations of the Junior Lien Agents or any Junior Lien Lender contained herein.
          b. Junior Lien Indebtedness. Anything in the First Lien Loan Documents to the contrary notwithstanding, no Junior Lien Agent shall amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Junior Lien Loan Documents in any manner whatsoever (or consent to any of the foregoing) without the prior written consent of the First Lien Agent or First Lien Co-Agent (acting upon the direction of the requisite First Lien Lenders).
          c. Notice of Acceptance and Other Waivers.
          (1) To the fullest extent permitted by applicable law, each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the First Lien Credit Agreement, or the creation or existence of any First Lien Indebtedness; (iii) notice of the amount of the First Lien Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Junior Lien Agent’s or any Junior Lien Lender’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the First Lien Loan Documents; (vi) notice of any Default or Event of Default under the First Lien Loan Documents or otherwise relating to the First Lien Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to such Junior Lien Agent under this Agreement) and demands to which such Junior Lien Agent or any such Junior Lien Lender might otherwise be entitled. To the fullest extent permitted by applicable law, each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, waives the right by statute or otherwise to require First Lien Agent, First Lien Co-Agent or any holder of First Lien Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which First Lien Agent, First Lien Co-Agent, any First Lien Lender or any holder of First Lien Indebtedness has or may have against any Obligor. Each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, further waives any defense arising by reason of any disability or other defense of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.
          (2) To the fullest extent permitted by applicable law, each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby waives: (i) any rights to assert against First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any other holder of First Lien Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which any Junior Lien Agent or any Junior Lien Lender may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any First Lien Indebtedness, any Junior Lien Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting any Junior Lien Agent’s or any Junior Lien Lender’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the First Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to any Junior Lien Agent’s or any Junior Lien Lender’s obligations hereunder.
          (3) Until such time as the Discharge of First Lien Indebtedness shall have occurred, each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent , hereby postpones any right of subrogation such Junior Lien Agent or any such Junior Lien Lender has or may have as against any Obligor with respect to any First Lien Indebtedness.
          (4) None of First Lien Agent, First Lien Co-Agent, any First Lien Lender or any other holder of First Lien Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If First Lien Agent, First Lien Co-Agent or any First Lien Lender honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the First Lien Credit Agreement or any of the other First Lien Loan Documents, whether First Lien Agent, First Lien Co-Agent or any First Lien Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any of the Junior Lien Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if First Lien Agent, First Lien Co-Agent or any First Lien Lender otherwise should exercise any of its contractual rights or remedies under the First Lien Loan Documents (subject to the express terms and conditions hereof), neither First Lien Agent, First Lien Co-Agent nor any First Lien Lender shall have any liability whatsoever to any Junior Lien Agent or any Junior Lien Lender as a result of such action, omission, or exercise. Each of First Lien Agent, First Lien Co-Agent and each First Lien Lender will be entitled to manage and supervise its loans and extensions of credit under the First Lien Loan Documents as First Lien Agent, First Lien Co-Agent and First Lien Lenders may, in their sole discretion, deem appropriate, and First Lien Agent, First Lien Co-Agent, each First Lien Lender and each other holder of First Lien Indebtedness may manage their loans and extensions of credit without regard to any rights or interests that any Junior Lien Agent or any Junior Lien Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent , agrees that none of First Lien Agent, First Lien Co-Agent, any First Lien Lender or any other holder of First Lien Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, First Lien Agent, First Lien Co-Agent, each First Lien Lender and each other holder of First Lien Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Each Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, waives any and all rights it may have to require First Lien Agent, First Lien Co-Agent, any First Lien Lender or any holder of First Lien Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.
          7. Indebtedness Owed Only to Lenders.
          The entire Junior Lien Indebtedness is owing only to the Persons that are Junior Lien Agents and the Junior Lien Lenders on the date hereof. No Persons that are Junior Lien Agents and no Junior Lien Lenders may sell or assign or otherwise transfer any part of its interest in the Junior Lien Indebtedness or the Collateral, other than (a) assignments to entities that are Junior Lien Lenders prior to such assignment and (b) participations in accordance with the applicable Junior Lien Credit Agreement, unless, in each case, the transferee executes and delivers to First Lien Agent and First Lien Co-Agent a written acknowledgment in which the transferee acknowledges in writing its agreement to be bound by the terms hereof. Any assignment in violation of the immediately preceding sentence shall be null and void (it being understood and agreed that if a Junior Lien Agent resigns and no successor is appointed in accordance with Section 12.9 of the Existing Second Lien Credit Agreement or Section 12.9 of the New Second Lien Credit

Agreement, as applicable, such resignation shall be effective so long as such resignation is effective under the New Second Lien Credit Agreement or the Existing Second Lien Credit Agreement, as the case may be and the resigning Junior Lien Agent shall have no further obligation hereunder (other than its obligations pursuant to the last sentence of Section 2.h hereof, after this Agreement has been reinstated pursuant to Section 5.c hereof, to deliver possession, or transfer or assign control, as the case may be, of any Cash Collateral or Control Collateral then held or controlled by the resigning Junior Lien Agent in respect of the resigning Junior Lien Agent’s obligation to continue to hold any collateral security held by the resigning Junior Lien Agent on behalf of the Junior Lien Lenders under any Junior Lien Loan Document until such time as a successor agent under the relevant Junior Lien Credit Agreement is appointed); provided that, if at any subsequent time, any person is appointed as successor agent under the relevant Junior Lien Credit Agreement or any other Junior Lien Loan Document, such appointment shall not be effective unless and until such successor agent acknowledges in writing its agreement to be bound by the terms hereof; provided that such acknowledgment shall not be required to the extent the Required Lenders (as defined in the relevant Junior Lien Credit Agreement) serve as successor Junior Lien Agent under the relevant Junior Lien Credit Agreement; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, if at any time such Required Lenders under a Junior Lien Credit Agreement serve as successor Junior Lien Agent, then, during such period, the term “Junior Lien Agent” used throughout this Agreement shall mean, and shall include, for all purposes, such Required Lenders under such Junior Lien Credit Agreement). A Junior Lien Agent under any Junior Lien Credit Agreement that replaces or refinances the Junior Lien Credit Agreements in effect on the date hereof shall not be entitled to any of the benefits of this Agreement unless and until such Junior Lien Agent acknowledges its agreement to be bound by the terms hereof, but shall be subject to the burdens and obligations, including, without limitation, the lien subordination, provided for herein.
          8. Payments Received by a Junior Lien Agent or Junior Lien Lender.
          If at any time prior to the date upon which the Discharge of First Lien Indebtedness shall have occurred, a Junior Lien Agent or a Junior Lien Lender receives any payment or distribution of any kind or character, whether as a result of an Exercise of Any Secured Creditor Remedies or otherwise, whether in cash, property or securities, from or of any assets of any Obligor (or any Obligor’s Subsidiaries), irrespective of whether such payment or distribution was of Collateral or of Proceeds thereof, in each case, in contravention of the express terms of this Agreement, such Junior Lien Agent or such Junior Lien Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of First Lien Agent, First Lien Co-Agent and the First Lien Lenders and shall forthwith deliver such payment, distribution, or proceeds to First Lien Agent in precisely the form received (except for the endorsement or assignment by such Junior Lien Agent or such Junior Lien Lender where necessary), for application on any of the First Lien Indebtedness, whether then due or yet to become due. In the event of the failure of any Existing Second Lien Agent or Junior Lien Lender to make any such endorsement or assignment to First Lien Agent within five (5) Business Days after receipt of written request therefor from First Lien Agent or First Lien Co-Agent, First Lien Agent, First Lien Co-Agent and any of their respective officers or agents are hereby irrevocably authorized to make such endorsement or assignment and such Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby irrevocably appoints each of First Lien Agent and First Lien Co-Agent as the lawful attorney in fact of such Junior Lien Agent and Junior Lien Lenders solely for the purpose of enabling First Lien Agent and/or First Lien Co-Agent to make such endorsement or assignment in the name of such Junior Lien Agent or any such Junior Lien Lender for which it is agent.
          9. Application of Proceeds.
          a. Revolving Nature of First Lien Indebtedness. Each Junior Lien Agent, for and on behalf of itself and the Junior Lien Lenders for which it is agent, expressly acknowledges and agrees that (i) a portion of the First Lien Credit Agreement is a revolving commitment, that in the ordinary course of business First Lien Agent, First Lien Co-Agent and the First Lien Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral in the ordinary course of business and absent any affirmative enforcement action or remedies by First Lien Agent, First Lien Co-Agent or any First Lien Lender to collect or otherwise realize upon such Payment Collateral or Cash Collateral (such Payment Collateral or Cash Collateral, “Ordinary Course Collections”) shall constitute the Exercise of Secured Creditor Remedies under this Agreement; and (ii) all Ordinary Course Collections received by First Lien Agent, First Lien Co-Agent or First Lien Lenders may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the portion of the First Lien Credit Agreement that is a revolving commitment without reducing the First Lien Amount at any time. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that all applications of Payment Collateral or Cash Collateral by First Lien Agent, First Lien Co-Agent or any First Lien Lender to First Lien Indebtedness (x) from and after an Exercise of Secured Creditor Remedies by First Lien Agent, First Lien Co-Agent or any First Lien Lender (it being understood and agreed that, subject to clause (y) below, First Lien Agent shall not be obligated to apply Ordinary Course Collections in accordance with Section 9.b even if First Lien Agent, First Lien Co-Agent or any First Lien Lender is otherwise Exercising Secured Creditor Remedies at such time so long as such Ordinary Course Collections do not arise from such Exercise of Secured Creditor Remedies) or (y) from and after the termination or expiration of the Application of Proceeds Blockage Period (if at such time any payment default has occurred and is continuing with respect to any Junior Lien Indebtedness) shall constitute Proceeds of Collateral and shall be applied in accordance with Section 9.b.
          b. All Collateral and all Proceeds, received by any of First Lien Agent, First Lien Co-Agent, First Lien Lenders, any Junior Lien Agent or any Junior Lien Lender in connection with any Exercise of Secured Creditor Remedies shall be:
first, applied to the payment of costs and expenses of First Lien Agent and First Lien Co-Agent in connection with such Exercise of Secured Creditor Remedies,

second, applied to the payment of the First Lien Indebtedness in accordance with the First Lien Loan Documents, together with the concurrent permanent reduction of any credit commitment thereunder in an amount equal to the amount of such payment, and third, delivered to the Eligible Junior Agent for application to the Junior Lien Indebtedness in accordance with the Junior Lien Loan Documents and the terms of the Junior Intercreditor Agreement.
          10. Junior Lien Lender Purchase Option.
          a. Upon (i) receipt by the Junior Lien Agents of a notice (a “Trigger Notice”) by First Lien Agent or First Lien Co-Agent of the intent of First Lien Agent, First Lien Co-Agent and the First Lien Lenders to Exercise Any Secured Creditor Remedies, (ii) the commencement of an Insolvency Proceeding with respect to any Obligor, or (iii) receipt by the Junior Lien Agents of a Standstill Notice (each a “Trigger Event”), the Eligible Junior Lien Agent and the Junior Lien Lenders for which it is agent shall have the option, exercised by delivery of written notice by the Eligible Junior Lien Agent to First Lien Agent and First Lien Co-Agent (a “Purchase Notice”), to purchase all (but not less than all) of the First Lien Indebtedness from First Lien Agent, First Lien Co-Agent and the First Lien Lenders. The Purchase Notice shall be irrevocable.
          b. First Lien Agent or First Lien Co-Agent shall deliver to Junior Lien Agents any Trigger Notice referred to in Section 10.a(i) above (i) in the absence of an Exigent Circumstance (defined below), not less than 5 Business Days prior to the taking of the actions described in Section 10.a(i) or (ii) if Exigent Circumstances exist, as soon as practicable and in any event contemporaneously with the taking of such action. The Eligible Junior Lien Agent may send to First Lien Agent and First Lien Co-Agent a Purchase Notice within 5 Business Days of the occurrence of a Trigger Event, in which event, First Lien Agent, First Lien Co-Agent and the First Lien Lenders shall not Exercise Any Secured Creditor Remedies, to the extent such action has not been taken, provided, that, the purchase and sale with respect to the First Lien Indebtedness provided for in this Section 10 shall have closed within 5 Business Days after receipt by First Lien Agent and First Lien Co-Agent of the Purchase Notice and First Lien Agent (on behalf of itself and First Lien Co-Agent and the First Lien Lenders) shall have received payment in full of the First Lien Indebtedness as provided for herein within such 5 Business Day period. As used herein, “Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of First Lien Agent or First Lien Co-Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.
          c. On the date specified by the Eligible Junior Lien Agent in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by First

Lien Agent and First Lien Co-Agent of the Purchase Notice), First Lien Agent, First Lien Co-Agent and the First Lien Lenders shall sell to the Junior Lien Lenders for which the Eligible Junior Lien Agent is agent, and such Junior Lien Lenders shall jointly and severally purchase from First Lien Agent, First Lien Co-Agent and the First Lien Lenders, the First Lien Indebtedness.
          d. Upon the date of such purchase and sale, the Junior Lien Lenders purchasing the First Lien Indebtedness shall (i) pay to First Lien Agent, First Lien Co-Agent and the First Lien Lenders as the purchase price therefor the full amount of all the First Lien Indebtedness then outstanding and unpaid, (ii) furnish cash collateral to First Lien Agent, First Lien Co-Agent and the First Lien Lenders in such amounts as First Lien Agent and First Lien Co-Agent determine is reasonably necessary to secure First Lien Agent, First Lien Co-Agent and the First Lien Lenders in connection with (A) any issued and outstanding letters of credit provided by First Lien Agent, First Lien Co-Agent or any First Lien Lender (or letters of credit that First Lien Agent, First Lien Co-Agent or any First Lien Lender has arranged to be provided by third parties pursuant to the First Lien Loan Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (B) Bank Product Obligations owing to the Bank Product Providers (as defined in the First Lien Credit Agreement) (but not in any event in an amount greater than the Bank Product Reserve (as defined in the First Lien Credit Agreement as in effect on the date hereof) established in respect thereof in accordance with the First Lien Credit Agreement as in effect on the date hereof), or (C) Ledger Product Obligations owing to the providers of Ledger Products (as defined in the First Lien Credit Agreement as in effect on the date hereof) (but not in any event in an amount greater than any reserves established in respect thereof in accordance with the First Lien Credit Agreement as in effect on the date hereof), and (iii) jointly and severally agree to reimburse First Lien Agent, First Lien Co-Agent and the First Lien Lenders for all expenses to the extent earned or due and payable in accordance with the First Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses and appraisal fees), including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys’ fees and legal expenses). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to the Eligible Junior Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Eligible Junior Lien Agent and the purchasing Junior Lien Lenders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by Eligible Junior Lien Agent and the purchasing Junior Lien Lenders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.
          e. Such purchase shall be expressly made without representation or warranty of any kind by First Lien Agent, First Lien Co-Agent and the First Lien Lenders

as to the First Lien Indebtedness so purchased or otherwise and without recourse to First Lien Agent, First Lien Co-Agent or any First Lien Lender, except that each First Lien Lender shall represent and warrant: (i) the amount of the First Lien Indebtedness being purchased from it, (ii) that such First Lien Lender owns its portion of the First Lien Indebtedness so purchased free and clear of any Liens or encumbrances and (iii) such First Lien Lender has the right to assign such First Lien Indebtedness and the assignment is duly authorized by such First Lien Lender.
          11. Representations.
Each of First Lien Agent and First Lien Co-Agent represents and warrants to Junior Lien Agents that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the First Lien Lenders. Each Junior Lien Agent represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Junior Lien Lenders for which it is agent.
          12. Additional Remedies.
If any Junior Lien Agent or any Junior Lien Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, First Lien Agent or First Lien Co-Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by any Junior Lien Agent or any Junior Lien Lender. Upon First Lien Agent’s or First Lien Co-Agent’s written request and at the sole expense of Borrowers, each Junior Lien Agent and the Junior Lien Lenders will promptly take all actions reasonably requested by First Lien Agent or First Lien Co-Agent, as the case may be, to carry out the purposes and provisions of this Agreement.
          13. Amendments.
No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by each Junior Lien Agent, First Lien Agent and First Lien Co-Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          14. Instrument Legends.
Each Junior Lien Agent agrees that each of the Junior Lien Credit Agreements, the face of each promissory note evidencing the Junior Lien Indebtedness or any portion thereof and any agreement purporting to grant any security therefor, shall be inscribed with a legend (or otherwise contain a provision) conspicuously indicating that such Junior Lien Credit Agreement, promissory note or security agreement is subject to the terms of this Agreement. Any promissory note evidencing any of the Junior Lien Indebtedness or any portion thereof, and any agreement granting any security therefor, which is hereafter executed will, on the date thereof, be inscribed with a similar legend (or otherwise contain a similar provision). The Junior Lien Credit Agreements shall provide that each Junior Lien Lender party thereto shall be required to execute a writing, which may include such Junior Lien Credit Agreement, agreeing to be bound by the terms hereof, and providing that any assignment or transfer of any or all of the Junior Lien Indebtedness to any other Person without such other Person’s written agreement to be bound hereby shall be null and void.
          15. Information Concerning Financial Condition.
Each Junior Lien Agent and each Junior Lien Lender is responsible and hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Junior Lien Indebtedness, and agrees that First Lien Agent, First Lien Co-Agent and the First Lien Lenders have and shall have no duty to advise any Junior Lien Agent or any Junior Lien Lender of information known to First Lien Agent, First Lien Co-Agent or any First Lien Lender regarding such condition or any such circumstances. In the event First Lien Agent, First Lien Co-Agent or any First Lien Lender, in their sole discretion, undertake, at any time or from time to time, to provide any such information to any Junior Lien Agent or any of the Junior Lien Lenders, none of First Lien Agent, First Lien Co-Agent or the First Lien Lenders shall be under any obligation (i) to provide any such information to any other Junior Lien Agent or any other Junior Lien Lender or on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, First Lien Agent, First Lien Co-Agent or any First Lien Lender wishes to maintain confidential. Each Junior Lien Agent, on behalf of itself and the Junior Lien Lenders for which it is agent, acknowledges and agrees that none of First Lien Agent, First Lien Co-Agent or any First Lien Lender has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the First Lien Indebtedness or any liens or security interests held in connection therewith.
          16. Third Party Beneficiaries.
This Agreement is solely for the benefit of First Lien Agent, First Lien Co-Agent, First Lien Lenders, Junior Lien Agents, and the Junior Lien Lenders, and their respective successors and assigns, and neither any Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Nothing in this Agreement is intended to or shall be deemed to amend or modify the terms and conditions of the First Lien Loan Documents or the Junior Lien Loan Documents. First Lien Agent, First Lien Co-Agent and Junior Lien Agents shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person. The Obligors and each of the Junior Lien Agent, on behalf of itself and each Junior Lien Lender for which it is agent, hereby agree that First Lien Agent, First Lien Co-Agent and the First Lien Lenders are entitled to rely on and are intended beneficiaries of each of Section 7.28 and Section 9.3 of the Existing Second Lien Credit

Agreement and Section 7.30 and Section 9.3 of the New Second Lien Credit Agreement and shall have the right to enforce such provisions against the Obligors, relevant Junior Lien Agent and Junior Lien Lenders.
          17. No Impairment.
Nothing in this Agreement is intended to or shall impair, as between Obligors and Junior Lien Agents and the Junior Lien Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Junior Lien Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of Junior Lien Agents and the Junior Lien Lenders and creditors of Obligors other than First Lien Agent, First Lien Co-Agent and the First Lien Lenders.
          18. Subrogation.
Solely after the Discharge of First Lien Indebtedness shall have occurred, the Junior Lien Agents and the Junior Lien Lenders shall be subrogated to the rights of First Lien Agent, First Lien Co-Agent and the First Lien Lenders to the extent that distributions otherwise payable to any Junior Lien Agent or any Junior Lien Lender have been applied to the payment of the First Lien Indebtedness in accordance with the provisions of this Agreement. First Lien Agent, First Lien Co-Agent and the First Lien Lenders shall have no obligation or duty to protect any Junior Lien Agent or any Junior Lien Lenders’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall First Lien Agent, First Lien Co-Agent, First Lien Lenders or any other holder of First Lien Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by any Junior Lien Agent or any Junior Lien Lender.
          19. Notices.
All demands, notices, and other communications provided for hereunder shall be in writing and mailed or sent by telecopy or delivered to it, addressed as follows:
if to New Second Lien Agent,
HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
c/o Harbinger Capital Partners Offshore Manage, L.L.C.
One Riverchase Parkway
South Birmingham, Alabama 35244
Attn: General Counsel
with a copy to: (205) 987-5505
Paul Weiss, Rifkind, Wharton &Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Eric Goodison
Telecopy No: (212) 757 3990

if to the Existing Second Lien Agent,
THE BANK OF NEW YORK
600 E. Las Colinas Blvd.
Suite 1300
Irving, Texas 75039
Attn: Administrative Agent Services
Fax No. (972) 401-8551
With a copy to:
HAYNES AND BOONE, LLP
901 Main Street
Suite 3100
Dallas, Texas 75202
Attn: Laurie G. Lang
Fax No. (214) 200-0667
and if to First Lien Agent,
WELLS FARGO FOOTHILL, INC.
1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attention: Business Finance Division Manager
Fax No.: (770) 508-1375
With a copy to:
SCHULTE ROTH & ZABEL LLP
919 Third Avenue
New York, New York 10022
Attn: Frederic L. Ragucci, Esq.
Fax No.: (212) 593-5955
and if to First Lien Co-Agent, mailed, sent or delivered thereto, addressed to it as follows:
SILVER POINT FINANCE, LLC
Two Greenwich Plaza, 1st Floor
Greenwich, Connecticut 06830
Attention: Craig Hamrah
Fax No.: (203) 542-4318
With a copy to:

WEIL, GOTSHAL & MANGES, LLP
767 Fifth Avenue
New York, New York 10153
Attn: Elaine Stangland, Esq.
Fax No.: (212) 310-8007
          or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 19. All such demands, notices and other communications shall be effective, when mailed, three Business Days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next Business Day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.
          20. Costs and Attorneys Fees.
In the event it becomes necessary for First Lien Agent, First Lien Co-Agent, any First Lien Lender, any Junior Lien Agent, or any Junior Lien Lender to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.
          21. Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers.
Each Junior Lien Agent, the First Lien Agent and the First Lien Co-Agent: (i) consent to the jurisdiction of any state or federal court located within the County of New York, State of New York; (ii) waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 19 of this Agreement for notices and (iii) waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.
          22. Governing Law.
This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.
          23. Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, subject to the provisions hereof.
          24. Integrated Agreement.
This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.
          25. Authority.
Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.
          26. Counterparts.
This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.
          27. Headings.
The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
          28. Severability.
Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.
          29. Conflicts.
To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any First Lien Loan Document or any Junior Lien Loan Document, on the other hand, this Agreement shall control and prevail. The foregoing to the contrary notwithstanding, a covenant in the First Lien Loan Documents prohibiting the Obligors from voluntarily prepaying the Junior Lien Indebtedness shall not be deemed to be in conflict with or inconsistent with the terms of this Agreement. With respect to the rights, remedies and obligations of the First Lien Agent, First Lien Co-Agent and the First Lien Lenders, to the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of that certain Agreement Among Lenders dated as of August 30, 2004 among First Lien Agent, First

Lien Co-Agent and the First Lien Lenders (the “First Lien Lender Side Letter Agreement”), on the other hand, the First Lien Lender Side Letter Agreement shall control and prevail, and, without limiting the foregoing, First Lien Agent (as opposed to First Lien Co-Agent) shall only have the ability to deliver a Standstill Notice and to exercise remedies under this Agreement to the extent otherwise permitted under the First Lien Loan Documents and the First Lien Lender Side Letter Agreement.
          30. Termination.
This Agreement shall continue in full force and effect until the Discharge of First Lien Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 5.c.
          31. Amendment and Restatement; Effective Date.
This Agreement shall not constitute a novation of any of the obligations or liabilities under the Original Intercreditor Agreement. Effective as of the Effective Date, this Agreement amends and restates in its entirety the Original Intercreditor Agreement without further act of any of the parties hereto. From and after the execution and delivery of this Agreement by the parties hereto and the occurrence of the Effective Date, the Original Intercreditor Agreement shall be of no further force and effect except to evidence the obligations of the parties thereto prior to the date of such execution and delivery of this Agreement. Until the occurrence of the Effective Date the Original Intercreditor Agreement shall be in full force and effect.
          32. Separate Grants of Security and Separate Classification.
          a. Each of the First Lien Co-Agent and the First Lien Agent, for itself and on behalf of the First Lien Lenders, and each of the Junior Lien Agents, for itself and on behalf of the Junior Lien Lenders for which it is agent, acknowledges and agrees that the Liens securing the First Lien Indebtedness and the Liens securing the Junior Lien Indebtedness are intended to be and are separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the First Lien Indebtedness is fundamentally different from the Junior Lien Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding. In furtherance of the foregoing, each of the First Lien Co-Agent and the First Lien Agent, for itself and on behalf of the First Lien Lenders, and each of the Junior Lien Agents, for itself and on behalf of the Junior Lien Lenders for which it is agent, agrees that as between the First Lien Lenders and the Junior Lien Lenders, the Junior Lien Lenders and the First Lien Lenders will vote as separate classes in connection with any plan of reorganization or any other transaction in any Insolvency Proceeding and that none of the First Lien Agent, the First Lien Co-Agent and any First Lien Lender, on the one hand, and the Junior Lien Agents and Junior Lien Lender, on the other hand, will seek to vote with the other as a single class in connection with any plan of reorganization or any other transaction in any Insolvency Proceeding.

          b. To further effectuate the intent of the parties as provided in this Section 32, if it is held that the claims of the First Lien Agent, First Lien Co-Agent and the First Lien Lenders, on the one hand and the Junior Lien Agents and the Junior Lien Lenders or any of them, on the other hand, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the First Lien Co-Agent and the First Lien Agent, for itself and on behalf of the First Lien Lenders, and each of the Junior Lien Agents, for itself and on behalf of the Junior Lien Lenders for which it is agent, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims relating to the Junior Lien Indebtedness), the First Lien Agent and the First Lien Co-Agent shall be entitled to receive, for the benefit of the First Lien Lenders, in addition to amounts distributed to them in respect of First Lien Indebtedness, all amounts owing in respect of post petition interest and claims, including any additional interest payable pursuant to the First Lien Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding) before any distribution is made in respect of the claims held by any of the Junior Lien Agents or the Junior Lien Lenders and each further agrees to turn over to the First Lien Agent and the First Lien Co-Agent for the benefit of the First Lien Lenders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence.
          IN WITNESS WHEREOF, the First Lien Agent and the First Lien Co-Agent, for and on behalf of itself and the First Lien Lenders, the Existing Second Lien Agent, for and on behalf of itself and the Existing Second Lien Lenders and the New Second Lien Agent, for and on behalf of itself and the New Second Lien Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

Execution Version

WELLS FARGO FOOTHILL, INC., a
California corporation, as First Lien Agent

By:	/s/ William Plough
Name:

Title:

SILVER POINT FINANCE, LLC, a
Delaware limited liability company, as First
Lien Co-Agent

By:	/s/ Richard Petrilli
Name:

Title:

THE BANK OF NEW YORK, a New York corporation, as Existing Second Lien Agent

By:
Name:
Title:

HARBINGER CAPITAL PARTNERS
MASTER FUND I, LTD., an exempted company incorporated with limited liability in the Cayman Islands, as New Second Lien Agent

By:	/s/ William R. Lucas, Jr.
Name:	William R. Lucas, Jr,
Title:	Executive Vice President — General Counsel & Secretary

Execution Version
ACKNOWLEDGMENT
          Each Borrower and each Guarantor hereby acknowledges that it has received a copy of the foregoing Amended and Restated Intercreditor Agreement, consents thereto and agrees to recognize all rights granted thereby to the First Lien Agent, First Lien Co-Agent, First Lien Lenders, Junior Lien Agents, and the Junior Lien Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Borrower and each Guarantor further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under this Agreement.

ACKNOWLEDGED AS OF THE DATE
FIRST WRITTEN ABOVE:

BORROWERS:

SALTON, INC., a Delaware corporation

By:	/s/ William Lutz
Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

TOASTMASTER INC., a Missouri corporation

By:	/s/ William Lutz
Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

SALTON TOASTMASTER
LOGISTICS LLC, a Delaware limited
liability company

By:	/s/ William Lutz
Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

GUARANTORS:

HOME CREATIONS DIRECT, LTD.,
a Delaware corporation

By:	/s/ William Lutz
Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

SONEX INTERNATIONAL
CORPORATION, a Delaware corporation

By:	/s/ William Lutz
Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

ICEBOX, LLC, an Illinois limited liability
company

By:	/s/ William Lutz

Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

FAMILY PRODUCTS INC., a Delaware
corporation

By:	/s/ William Lutz

Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer

SALTON HOLDINGS, INC., a Delaware
corporation

By:	/s/ William Lutz
Name:	William Lutz
Title:	Interim Chief Executive Officer and
Chief Financial Officer